PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:  1974


                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:              $175,000,000


CUSIP Number:                  59018S6Z2


Interest Rate:                 7.85000%


Original Issue Date:           May 30, 2000


Stated Maturity Date:          May 30, 2003


Interest Payment Dates:        Each May 30th and November  30th,  commencing  on
                               November   17th,   2000,   subject  to   Modified
                               Following Business Day Convention.

Repayment at the Option
of the Holder:                 The Notes  cannot be repaid  prior to the  Stated
                               Maturity Date.

Redemption at the Option
of the Company:                The Notes cannot be redeemed  prior to the Stated
                               Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                       The Chase Manhattan Bank


Dated:                         May 24, 2000